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                                  EXHIBIT 5.1


                       [WILSON SONSINI GOODRICH & ROSATI,
                      PROFESSIONAL CORPORATION LETTERHEAD]


August 1, 2005

ScanSoft, Inc.
9 Centennial Drive
Peabody, Massachusetts 09160

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission, Registration Number 333-125496 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares (the "Shares") of your Common Stock, par value $0.001 per share, and associated preferred share purchase rights (the "Rights"), to be issued in connection with the merger of Nova Acquisition Corporation, your wholly-owned subsidiary, with and into Nuance Communications, Inc., a Delaware corporation, in which Nuance will be the surviving corporation (the "Interim Surviving Corporation"), and the subsequent merger of the Interim Surviving Corporation with and into Nova Acquisition LLC, your wholly-owned subsidiary, as described in the Registration Statement (the "Transaction"). As your counsel in connection with the Transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares in the Transaction.

     It is our opinion that, when issued in the manner described in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable and the Rights attached to the Shares will be legally and validly issued.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        /s/ Wilson Sonsini Goodrich & Rosati

                                        Wilson Sonsini Goodrich & Rosati
                                        Professional Corporation